EXHIBIT 24.1

Power of Attorney

Know all persons by these present that each of the undersigned has made, constituted and appointed, and BY THESE PRESENT make constitute and appoint Lucinda M. Baier and Pamela R. Schneider, true and lawful ATTORNEYS for himself and in his name, place and stead to sign that certain Annual Report on Form 10-K for the fiscal year ended January 6, 2008, including all exhibits hereto, to be executed by the undersigned in his capacity as a Director of Movie Gallery, Inc., which Form 10-K is to be filed with the Securities and Exchange Commission, and to perform any and all other acts necessary in order to consummate such transaction, giving and granting unto Lucinda M. Baier and Pamela R. Schneider, said ATTORNEYS, full power and authority to do and perform all and every act and things whatsoever, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that Lucinda M. Baier and Pamela R. Schneider, said ATTORNEYS, or there substitutes shall lawfully do or cause to be done by virtue hereof.

/s/ Robert Fiorella
Robert Fiorella

/s/ Mark E. Holliday
Mark E. Holliday

/s/ Thomas B. McGrath
Thomas B. McGrath

/s/ Steven D. Scheiwe
Steven D. Scheiwe

/s/ Richard L. Shorten
Richard L. Shorten

/s/ C.J. Gabriel, Jr
C.J. Gabriel, Jr.